UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     September 23, 2004

GLOBAL CASINOS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

5455 Spine Road, Suite C, Boulder, Colorado   80301
(Address of principal executive offices)                                 (Zip Code)

Registrant's telephone number, including area code:   (303) 527-2903

______________________________________________________
(Former name or former address, if changed since last report)
ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

       1.       On September 23, 2004, the Company completed the sale of an aggregate of 250,000 units at a price of $.10 per unit. Each unit consisted of one share of the Company's common stock, $.05 par value, and one warrant exercisable for a period of 15 months to purchase an additional share of common stock at an exercise price of $.15 per share. The units were purchased by three persons, two of whom qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act") and one of whom possessed the financial experience and knowledge described in Rule 506(c)(ii) of Regulation D. The shares were taken for investment, were subject to restrictions on transfer, and were issued without registration under the Securities Act in reliance upon the exemption contained in Section 4(2) and Regulation D thereunder.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Global Casinos, Inc. (Registrant)
Dated: September 27, 2004	/s/ Frank L. Jennings Frank L. Jennings, Principal Executive and Financial Officer